Exhibit 10.43

SECOND AMENDED AND RESTATED

COOPERATIVE RESOURCES AGREEMENT

SECOND AMENDED AND RESTATED COOPERATIVE RESOURCES AGREEMENT dated as of January 1, 2010, by and among (i) AFFINITY GROUP, INC., a Delaware corporation (“AGI”), (ii) FREEDOMROADS HOLDING COMPANY, LLC, a Minnesota limited liability company (“FreedomRoads”), and (iii) CAMPING WORLD, INC., a Kentucky corporation, and CWI, INC., a Kentucky corporation (“CW”).

WITNESSETH:

WHEREAS, AGI is the leading member-based direct marketing organization targeting North American RV owners, campers and outdoor enthusiasts; and

WHEREAS, since the acquisition of CW by AGI in 1997, AGI has managed, maintained, controlled and monitored the CW Database and CW has sold and distributed AGI’s products through CW’s retail locations and other distribution channels, and CW and AGI have furthered their respective business strategies and enhanced their respective competitive prospects by providing opportunities to cross sell each other’s club memberships, providing access to each other’s distribution channels, and providing opportunities to reduce membership costs and solicitation costs and to consolidate administrative support for certain products and services; and

WHEARES, FR is an affiliate of AGI and is the leading North American dealer in RVs; and

WHEREAS, AGI, FR and CW have had an existing and ongoing agreement with respect to the continuing cooperative sharing of resources as described in that certain Cooperative Resources Agreement dated as of January 1, 2005, as amended, and AGI, FR and CW wish to supplement, modify and expand the rights and obligations of the parties and are hereby amending and restating the existing agreement between them in its entirety for that purpose.

NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreement and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I

DEFINED TERMS

The introduction and Recitals above are incorporated herein by reference and are a material part of this Agreement.  Capitalized terms used herein shall have the meanings given to them herein.  The following terms shall have the following meanings:

1.1          An “Affiliate” of any person or entity means any person, firm, corporation, company, partnership, association, or other legal entity, directly or indirectly, controlling, controlled by, or under common control with said person or entity; provided, however, that for purposes of this Agreement, CW and AGI shall be deemed to not be Affiliates of each other and FR and AGI shall be deemed to not be Affiliates of each other.

1.2          “AGI” means, collectively, Affinity Group, Inc., a Delaware corporation and its subsidiaries.

1.3          “AGI Benefits” is defined in Section 4.1 of this Agreement.

1.4          “AGI Business” means (a) the business of club memberships, including, specifically, the AGI Clubs, and related products and services, including magazines, directories and other publications, and (b) the media business.

1.5          “AGI Clubs” means the Good Sam Club, Camp Club USA, the Coast to Coast membership clubs, and Golf Card, in each case operated by Affinity or its Affiliates.

1.6          “AGI Club Member Report” is defined in Section 3.2(d) of this Agreement.

1.7          “AGI Database” means the Database of AGI customers.

1.8          “AGI Marketing Channels” means the marketing channels used by AGI in connection with the AGI Business.

1.9          “CW” means, collectively, Camping World, Inc., a Kentucky corporation, and its subsidiaries and Affiliates.

1.10        “CW Benefits” is defined in Section 3.1 of this Agreement.

1.11        “CW Business” means the business of selling RV-related parts, accessories and other consumer products, including the President’s Club as a buying club for CW customers.

1.12        “CW Customer Report” is defined in Section 4.2(d) of this Agreement.

1.13        “CW Database” means the Database of CW customers.

1.14        “Camping World Marks” means the logos, service marks, trade names, trademarks and other intellectual property of Camping World used by Camping World in the operation of its business.

1.15        “Change of Control” means, with respect to any party, the occurrence of any of the following events subsequent to the Effective Date:  (a) any person or entity other than (i) the holders of the voting interests of such party on the Effective Date, or (ii) any Affiliate of any such holders, or (iii) any other person who or which is a spouse, widow, widower, lineal descendant, sibling or the issue of any of the foregoing or a heir or legatee of any holder of the voting interests of such party on the Effective Date (or any trust, partnership or other estate planning vehicle established for the benefit of any of the foregoing), directly or indirectly, owns more than fifty percent (50%) of the aggregate voting power of all classes of voting interests of such party; or (b) such party amalgamates or consolidates with, or merges with or into, another entity or sells, assigns, conveys, transfers, leases or otherwise disposes of all, or substantially all, of its assets to any other person or entity, or such party amalgamates or consolidates with, or merges with or into, such person or entity, in any such event pursuant to a transaction in which the outstanding voting interests of all classes of such person is converted into or exchanged for cash, securities or other property, other than any such transaction in which (i) the outstanding voting interests of each class is converted into or exchanged for voting interests of the surviving or transferee company or corporation, and (ii) the holders of each class of the voting interests of such party, immediately prior to such transaction own, directly or indirectly, not less than a majority of each class of the voting interests of the surviving or transferee company or corporation immediately after such transaction.

1.16        “Database” is defined in Section 8.1 of this Agreement.

1.17        “Effective Date” means January 1, 2010.

1.18        “FR” means FreedomRoads Holding, LLC.

1.19        “FR Benefits” is defined in Section 5.1 of this Agreement.

1.20        “FR Business” means RV sales, rental, service and parts operations.

1.21        “FR Database” means the Database of FR customers.

1.22        “FR License” is defined in Section 5.3 of this Agreement.

1.23        “FR LLC” means FreedomRoads, LLC and its operating subsidiaries.

1.24        “FR License” is defined in Section 5.3 of this Agreement.

1.25        “License Fee” is defined in Section 5.5 of this Agreement.

1.26        “Marks” means, with respect to any entity or business, the logos, service marks, trade names, trademarks and other intellectual property of that entity or business.

1.27        “Most Favored Nations Rates” means the most favored rates made available to third parties with respect to the product or service to which the rates are being applied

1.28        “President’s Club” means the discount buying club for CW Products as operated by CW on the Effective Date.

1.29        “RV” or “RVs” means recreational vehicles, boats, travel trailers, and motor homes and such other products as may be hereinafter designated by mutual agreement between AGI, FR and CW.

1.30        “Transfer” is defined in Section 10.3 of this Agreement.

1.31        “Term” is defined in Section 2.1 of this Agreement.

II

TERM

2.1          This term of this Agreement (the “Term”) shall commence on the Effective Date hereof and shall continue for a period of twenty-five years, subject to extension or earlier termination as set forth herein.

2.2          The Term shall be automatically extended for additional successive five year periods unless, at least 90 days, but not earlier than 360 days, prior to the expiration of the then current Term, either party shall have notified the other party in writing of its intent not to extend the Term.

2.3          The rights of a party under this Agreement may be terminated as follows:

(a)           A party may terminate the rights of another party under this Agreement if there shall be entered a decree or order for relief in respect of such other party or any subsidiary of such other party under any applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of such other party or any subsidiary of such other party or of any substantial part of its properties, or ordering the winding-up or liquidation of the affairs of such other party or any subsidiary of such other party, or (ii) an involuntary petition shall be filed against such other party or any subsidiary of such other party and a temporary stay entered and (A) such petition and stay shall not be diligently contested, or (B) any such petition and stay shall continue undismissed for a period of forty-five (45) consecutive days;

(b)           A party may terminate the rights of another party under this Agreement if such other party or any subsidiary of such other party shall commence an insolvency proceeding or such other party or any subsidiary of such other party shall consent to the institution of an insolvency proceeding or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of such other party or any subsidiary of such other party or of any substantial part of its properties, or such other party or any subsidiary of such other party shall fail generally to pay its debts as they become due, or such other party or any subsidiary of such other party shall take any action in furtherance of any such action;

(c)           A party may terminate the rights of another party under this Agreement if final judgment shall be entered by any court against such other party or any subsidiary of such other party for the payment of money which exceeds, together with all such other judgments of such other party or any subsidiary of such other party, $2,500,000 in the aggregate.

(d)           A party may terminate the rights of another party under this Agreement if there shall occur any default under any agreement or other instrument to which such other party or any subsidiary of such other party is a party which is likely to result in a claim against such other party or any subsidiary of such other party in an aggregate amount exceeding $2,500,000.

(e)           A party may terminate the rights of another party under this Agreement if there shall occur a Change of Control with respect to such other party.

III

CW BENEFITS

3.1          AGI and FR each hereby grants to CW the right and authority to access and utilize the rights and benefits described in this Agreement (collectively the “CW Benefits”).  The parties intend this grant of a right by AGI and FR to CW to be construed broadly, and not narrowly, to be substantially consistent with the manner in which such benefits have been accessed and utilized by CW during periods prior to the Effective Date.

3.2          In furtherance of the rights granted to CW in subsection 3.1 above, AGI and FR hereby grant to CW the following rights, respectively, with respect to the AGI Business and the FR Business (and, if outside the scope of the AGI Business or FR Business, subject to prior written grant by AGI or FR, as the case may be):

(a)            The right, respectively, to use the AGI and FR Database sand such other information relating to AGI and FR customers as CW may reasonably request, subject to compliance with applicable governmental laws, agreements restricting such use and such controls as AGI or FR, as the case may be, shall impose with respect to such access and use.

(b)            The right to receive reports, in such form as reasonably requested by CW (each a “Member/Customer Report”) which shall include (i) an updated member/customer list containing the most current names, addresses and other data available to AGI or FR, as the case may be with respect to its members/customers, (ii) a list of the most current Database of information available to AGI and FR with respect to, in the case of AGI, the Good Sam Club members and, in the case of FR, its customer contacts , (iii) a list of new members/customers since the last  Member/Customer Report, (iv) any changes or corrections, of which AGI or FR is aware, to the last Member/Customer Report delivered to CW or to any customer or member information previously delivered to CW, and (v) such other information in the possession of AGI or FR relating, in the case of AGI, to Good Sam Club members and, in the case of FR, to FR customers, as CW may reasonably request.

3.3          The parties hereto acknowledge that AGI and FR provide names and addresses of their respective members and customers to other entities and agree that AGI and FR may continue to provide names and addresses of customers to other entities with respect to their respective businesses, products and services.

3.5          AGI and FR shall make, and cause their respective subsidiaries to make, their respective books and records available to the employees and agents of CW for purposes of verifying that the obligations undertaken by AGI and FR under this Agreement have been met.  Any such examination shall occur during normal business hours, and shall be conducted in a manner designed not to be disruptive of the normal business activities of such first party.

3.6          CW shall conduct all activities with respect to the benefits provided herein in accordance with applicable law and in accordance with quality standards substantially similar to the quality standards used by CW as part of the CW Business.

3.7          The rights granted to CW hereunder may not be assigned by CW without the prior written consent of AGI and FR.

IV

AGI BENEFITS

4.1          CW and FR hereby grant to AGI the right and authority to access and utilize the rights and benefits described in this Agreement (collectively the “AGI Benefits”).  The parties intend this grant of a right by CW and FR to AGI to be construed broadly, and not narrowly, to be substantially consistent with the manner in which such benefits have been accessed and utilized by AGI during periods prior to the Effective Date.

4.2          In furtherance of the right granted to AGI in subsection 4.1 above, CW and FR hereby grant to AGI the following rights with respect to the CW Business and FR Business (and, if outside the scope of the CW Business or FR Business, subject to prior written grant by CW or FR, as the case may be):

(a)           The right to use the CW and FR Database and such other information relating to CW and FR customers as AGI may reasonably request, subject to compliance with applicable governmental laws, agreements existing on the Effective Date restricting such use and such controls as CW and FR shall impose with respect to such access and use.

(b)           The right to receive reports, in such form as reasonably requested by AGI (each a “Member/Customer Report”) which shall include (i) an updated customer list containing the most current names, addresses and other data available to CW and FR with respect to its respective customers, (ii) a list of the most current Database of information available to CW and FR with respect to the President’s Club members in the case of CW and customers in the case of FR, (iii) a list of new CW and FR customers and new President’s Club members since the last Member/Customer Report, (iv) any changes or corrections, of which CW or FR is aware, to the last Member/Customer Report delivered to AGI or to any customer or President’s Club member information previously delivered to AGI, and (v) such other information in the possession of CW or FR relating to, in the case of CW to customers or President’s Club members and, in the case of FR,  FR customers, as AGI may reasonably request.

4.3          The parties hereto acknowledge that CW and FR provide names and addresses of their respective members and customers to other entities and agree that CW and FR may continue to provide names and addresses of customers to other entities with respect to their respective businesses, products and services.

4.4          CW and FR shall make, and cause their respective subsidiaries to make, their respective books and records available to the employees and agents of AGI for purposes of verifying that the obligations undertaken by CW and FR under this Agreement have been met.  Any such examination shall occur during normal business hours, and shall be conducted in a manner designed not to be disruptive of the normal business activities of such first party.

4.6          AGI shall conduct all activities with respect to the benefits provided herein in accordance with applicable law and in accordance with quality standards substantially similar to the quality standards used by AGI as part of the AGI Business.

4.7          The rights granted to AGI hereunder may not be assigned by AGI without the prior written consent of CW and FR.

V

FR BENEFITS

5.1          AGI and CW hereby grant to FR the right and authority to access and utilize the rights and benefits described in this Agreement (collectively the “FR Benefits”).  The parties intend this grant of a right by AGI and CW to FR to be construed broadly, and not narrowly, to be substantially consistent with the manner in which such benefits have been accessed and utilized by FR during periods prior to the Effective Date.

5.2          In furtherance of the right granted to FR in subsection 5.1 above, AGI and CW hereby grant to FR the following rights with respect to the AGI Business and CW Business (and, if outside the scope of the AGI Business or CW Business, subject to prior written grant by AGI or CW, as the case may be):

(a)           AGI and CW hereby grant to FR the right to use the AGI and CW Databases and such other information relating to AGI and CW customers as FR may reasonably request, subject to compliance with applicable governmental laws, agreements existing on the Effective Date restricting such use and such controls as AGI or CW shall impose with respect to such access and use.

(b)           The right to receive reports, in such form as reasonably requested by FR (each a “Member/Customer Report”) which shall include (i) an updated customer list containing the most current names, addresses and other data available to AGI and FR with respect to its respective customers, (ii) a list of the most current Database of information available to AGI and FR with respect to the President’s Club members in the case of CW and the Good Sam Club in the case of AGI, (iii) a list of new CW and AGI customers and new President’s Club and Good Sam Club members since the last Member/Customer Report, (iv) any changes or corrections, of which CW or AGI is aware, to the last Member/Customer Report delivered to FR or to any Good Sam Club member or President’s Club member information previously delivered to FR, and (v) such other information in the possession of AGI or FR relating to, in the case of CW to customers or President’s Club members and, in the case of AGI,  to customers or Good Sam Club members, as FR may reasonably request

(c)           AGI and CW hereby grant to FR the right to market and advertise the FR Business in all AGI Marketing Channels or CW Marketing Channels on a Most Favored Nations Rate basis. FR shall pay the costs to AGI or CW, as the case may be, of marketing and advertising in the AGI

Marketing Channels or CW Marketing Channels, such costs to be paid in accordance with AGI’s payment policies for such marketing and advertising.

5.3          AGI hereby grants to FR the non-transferable right (the “FR License”) to use the CW Marks in connection with the FR Business.  FR undertakes to use the CW Marks only in accordance with existing laws and the provisions of this Agreement.  FR recognizes CW’s exclusive ownership of the CW Marks and undertakes not to derive or claim any ownership rights from its use of the CW Marks.  The license granted hereby shall inure solely to the benefit of FR and no rights or interest therein shall be assigned by FR to any third party, including, without limitation, FR LLC, and no third party, including, without limitation, FR LLC, shall be deemed a third party beneficiary thereof.  The FR License shall terminate simultaneously with any termination of AGI’s right to use the CW Marks.

5.4          The CW Marks shall not be used by FR in any manner other than in connection with the FR Business.  FR shall use the CW Marks in a manner conforming to the quality standards for products and services in place for CW’s products and services and in a manner that preserves and protects the goodwill and quality of the CW Marks.  If AGI, in its sole discretion, determines that the use of the CW Marks does not conform to those quality standards for any reason, AGI may terminate the FR License without notice to FR.  AGI shall have the right from time to time to inspect and review the use of the CW Marks for compliance with this paragraph.

5.5          Beginning with the calendar quarter commencing on October 1, 2010, and continuing for each calendar quarter thereafter until termination of the FR License, FR shall pay to AGI a fee equal to $937,500 per quarter (the “License Fee”).  The License Fee shall be paid quarterly on or before the last day of each calendar quarter.

5.7          FR undertakes to bear the costs of maintaining the CW Marks and of defending them against attacks by third parties.  FR shall defend the CW Marks at its cost against third party infringement or dilution.  AGI and CW shall reasonably assist FR in such defense.  Each party shall immediately inform the other of any acts of infringement by third parties of which it becomes aware.  Should a third party bring proceedings against FR as a result of use of one of the CW Marks, seeking relief and/or compensation, FR shall immediately notify AGI.

5.8          Any taxes to be paid in connection with FR’s use of the CW Marks shall be paid by FR.

5.9          FR undertakes to indemnify AGI and CW against claims by third parties which are made against AGI or CW arising from FR’s use of the CW Marks or the operation of FR’s business.

5.10        All rights related to the CW Marks, whether existing on the date of this Agreement, arising from the use of the CW Marks during the term of this Agreement, or otherwise, are deemed to be acquired for the benefit of AGI and CW and, upon termination of this Agreement, FR shall take all such action as is reasonably requested by AGI or CW to acknowledge and evidence such ownership.

5.11        Upon expiration of the FR License, FR shall no longer use the CW Marks and shall not use any designations or designs which are confusingly similar to the CW Marks.

5.12        FR shall make its books and records available to AGI and CW and their respective employees and agents for purposes of verifying that the obligations of FR under this Agreement have been met.  Any such examination shall occur during normal business hours, and shall be conducted in a manner designed not to be disruptive of the normal business activities of FR.

5.13        FR shall conduct all activities with respect to the benefits provided herein in accordance with applicable law and in accordance with quality standards substantially similar to the quality standards used by FR as part of the FR Business.

5.14        The rights granted to FR hereunder may not be assigned by FR.

VI

LICENSE TO AGI

6.1          CW hereby grants to AGI the non-transferable right (the “License”) to use the CW Marks.  AGI undertakes to use the CW Marks only in accordance with existing laws and the provisions of this Agreement.  AGI recognizes CW’s exclusive ownership of the CW Marks and undertakes not to derive or claim any ownership rights from its use of the CW Marks.  The License shall terminate at such time as CW is no longer a subsidiary of AGI.

6.2          AGI shall use the CW Marks in a manner conforming to the quality standards for products and services in place for CW’s products and services and in a manner that preserves and protects the goodwill and quality of the CW Marks.  If CW, in its sole discretion, determines that the use of the CW Marks does not conform to those quality standards for any reason, CW may terminate the License without notice to AGI.  CW shall have the right from time to time to inspect and review the use of the CW Marks for compliance with this paragraph.

6.3          AGI undertakes to bear the costs of maintaining the CW Marks and of defending them against attacks by third parties.  AGI shall defend the CW Marks at its cost against third party infringement or dilution.  CW shall reasonably assist AGI in such defence.  Each party shall immediately inform the other of any acts of infringement by third parties of which it becomes aware.  Should a third party bring proceedings against AGI as a result of use of one of the CW Marks, seeking relief and/or compensation, AGI shall immediately notify CW.

6.4          Any taxes to be paid in connection with AGI’s use of the CW Marks shall be paid by AGI.

6.5          AGI undertakes to indemnify CW against claims by third parties which are made against CW arising from AGI’s use of the CW Marks.

6.6          All rights related to the CW Marks, whether existing on the date of this Agreement, arising from the use of the CW Marks during the term of this Agreement, or otherwise, are deemed to be acquired for the benefit of CW and, upon termination of this Agreement, AGI shall take all such action as is reasonably requested by CW to acknowledge and evidence such ownership.

6.7          Upon expiration of the Term, AGI shall no longer use the CW Marks and shall not use any designations or designs which are confusingly similar to the CW Marks.

6.8          AGI shall make its books and records available to AGI and CW and their respective employees and agents for purposes of verifying that the obligations of AGI under this Agreement have been met.  Any such examination shall occur during normal business hours, and shall be conducted in a manner designed not to be disruptive of the normal business activities of AGI.

6.9          AGI shall conduct all activities with respect to the benefits provided herein in accordance with applicable law and in accordance with quality standards substantially similar to the quality standards used by AGI as part of the AGI Business.

6.10        The rights granted to AGI hereunder may be assigned or sublicenses by AGI but any such assignment or sublicense shall be subject to the terms of the License.

VII

CONSIDERATION AND REIMBURSEMENT OF EXPENSES

7.1          Except for the License Fee, and payments for advertising, list maintenance and management costs and other costs and expenses as otherwise specifically set forth herein, the consideration and compensation from each party hereto owed to the other party hereto is the fulfillment by such first party of its obligations hereunder to such second party.  All marketing and advertising shall be at Most Favored Nations Rates and shall be paid in accordance with the payment policies of the billing party.

VIII

DATABASE

8.1          Database.  During the Term, the customer databases, mailing lists and other information relating to customers of AGI, CW, FR, and their respective subsidiaries (collectively, the “Database”) shall be managed, maintained and monitored by AGI.  No party other than AGI, CW or FR shall have the right to access or use the Database except as otherwise contemplated herein.  As part of the consideration of the right of FR to use the AGI Database and the CW Database, FR agrees to pay the costs associated with such management.  AGI shall use its best efforts to obtain the best available pricing and shall cooperate with FR in doing so.  Each party hereto agrees not to use the Database of another party hereto for the benefit of a business that competes with the business of such other party.  Except as otherwise set forth herein and in the Database Agreement and the mutual covenants and agreements of the parties herein, no party shall be required to pay for the use of the information contained in the Database.

IX

CONFIDENTIALITY

9.1          Each party hereto hereby agrees that it has received, and will be receiving, from each other party hereto information that is confidential and highly proprietary, which confidential and highly proprietary information may include customer lists, customer reports and other information relating to the business and operations of such other party and such party hereby agrees that it has kept, and will continue to keep, such confidential information confidential and it has not used, and it will not use, it in any way detrimental to the providing person or its affiliates (it being understood that such confidential information may be so disclosed to the extent necessary or required in order to comply with applicable law, rule or regulation or for legal, administrative or regulatory reasons or in order to enforce any rights hereunder).  Confidential information shall not include information which (i) was or becomes generally available to the public other than as a result of disclosure by such first party or its directors, officers, employees or agents, (ii) was or becomes available to such first party on a nonconfidential basis prior to its disclosure to them by the other party, or (iii) was or becomes available to such first party on a nonconfidential basis from a source other than such other party’s directors, officers, employees or agents, provided that such source is not bound by a confidentiality agreement with respect to such information.

9.2          Each party hereto hereby agrees that it will not, directly or indirectly, solicit for employment or hire or retain any employee of the other party or of the other party’s affiliates; provided that the foregoing provision will not prevent any solicitation of employment not specifically directed toward the other party’s or such other party’s affiliates employees, advisors or agents.

9.3          Each party hereto hereby agrees that it will not, directly or indirectly, take any action or enter into any agreement or relationship that is intended to circumvent the purposes of this Agreement.

9.4          Each party hereto hereby agrees that this Agreement is personal to AGI and its subsidiaries, CW and its subsidiaries, and FR and its subsidiaries.  Without the prior express written consent of AGI or FR, as applicable, the CW Benefits and all other rights of CW under this Agreement may be utilized only by CW and its subsidiaries in connection with the operation of the CW Business, and not (a) by any other party, including Affiliates of CW, or (b) in connection with any business other than the CW Business.  Without the express written consent of CW or FR, as applicable, the AGI Benefits and all other rights of AGI under this Agreement may be utilized only by AGI in connection with the operation of the AGI Business, and not (i) by any other party, including Affiliates of AGI, or (ii) in connection with any business other than the AGI Business.  Without the express written consent of AGI or CW, as applicable, the FR Benefits and all other rights of FR under this Agreement may be utilized only by FR and its subsidiaries on the terms set forth in this Agreement, and not (1) by any other party, including Affiliates of FR, or (2) in connection with any business other than the FR Business.

X

REPRESENTATIONS AND WARRANTIES

10.1        Each party hereto represents and warrants to the other parties hereto as follows:

(a)           the execution and delivery of this Agreement has been duly authorized and adopted by resolution or ratification by all necessary parties;

(b)           its obligations under this Agreement are legal, valid and binding obligations enforceable against it in accordance with its terms; and

(c)           it is not a party to, or is bound by, any contractual agreement or instrument which would prevent or impede or restrict its performance under this Agreement.

XI

MISCELLANEOUS

11.1        No party hereto shall hold itself out as being the agent, representative, employee or the principal of any other party hereto.  This Agreement does not constitute any party hereto the agent of the other, nor does it create a partnership, a consortium, an association, a joint venture, or any form of juristic person or entity.  No party hereto shall have any authority or right to assume or create obligations of any kind or nature, express or implied, on behalf of, or in the name of any other party, nor to accept service of any legal process of any kind addressed to or intended for any other party, nor to bind any other party in any respect, without the specific prior written authorization of such other party.

11.2        Each party hereto agrees to indemnify and hold harmless the other parties hereto and the subsidiaries of such other parties and its and their respective employees, officers, directors, shareholders, agents and affiliates, from and against any and all claims, demands, losses, damages, liabilities, law suits, and other proceedings, judgment and awards, and costs and expenses (including, but not limited to, reasonable attorneys’ fees) arising directly or indirectly in whole or in part out of the performance by the other party or its subsidiaries (or any of its or their respective employees, officers, directors, shareholders, agents and affiliates) of their respective obligations under this Agreement.

11.3        No party hereto shall sell, assign or transfer (including a sale, assignment or transfer by merger, consolidation or in any other manner but excluding a pledge. transfer or collateral assignment to a lender) (collectively “Transfer”), any of its rights or obligations contemplated by in this Agreement without first obtaining the written consent of the other parties hereto.  No person or entity shall be a third party beneficiary hereof or shall be entitled to exercise any right hereunder.  This Agreement shall inure to the benefit of and be binding upon the parties (including, without limitation, each subsidiary of AGI, FR and CW, respectively), their successors, trustees, permitted assigns, receivers and legal representatives but shall not inure to the benefit of any other person or entity, except as specifically contemplated by this Section 11.3.  No party hereto shall Transfer (or permit any of its respective subsidiaries to Transfer) all or substantially all of its assets or any business unit unless the transferee or acquiring entity confirms in writing that it continues to be subject to all of the terms of this Agreement.

11.4        This Agreement contains the entire and only agreement between the parties with respect to the subject matter hereof, and no oral statements or representations or prior written matter not contained herein or therein shall have any force or effect.  This Agreement shall not be modified in any way except by a writing subscribed by the parties by their duly authorized representatives.  No amendment of this Agreement or its exhibits or schedules shall be of any force or effect unless reduced to writing and executed in writing by the parties hereto the same manner as the present Agreement.

11.5        All notices under this Agreement must be in writing and shall be delivered by (i) certified or registered mail, postage prepaid, return receipt requested, or (ii) reputable overnight commercial courier or delivery service, or (iii) by facsimile transmission confirmed by certified or registered mail or commercial courier or delivery service as follows:

To AGI:

Affinity Group, Inc.

2575 Vista Del Mar Drive

Ventura, CA  93001

Attention:  President

Telephone:  (805) 667-4100

To CW:

CWI, Inc.

650 Three Springs Road

Bowling Green, Kentucky  42104

Attention:  President

Telephone:  (270) 781-2718

To FR:

FreedomRoads Holding Company, LLC

250 Parkway Drive

Suite 320

Lincolnshire, IL 60069

Attention:  President

Telephone:  (847) 808-3000

All notices, consents, waivers, and other communications under this Agreement shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), or (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth above (or to such other addresses as a party may designate by notice to the other party).

11.6        THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ALL RESPECTS ACCORDING TO THE INTERNAL LAWS OF THE STATE OF DELAWARE, DETERMINED WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES.

11.7        The parties hereto recognize that a breach of this Agreement would cause irreparable injury and that damages at law would be difficult to ascertain.  The parties hereto therefore consent to the granting of equitable relief by way of a restraining order or temporary or permanent injunction by any court of competent jurisdiction to prohibit the breach or enforce the performance of the covenants contained in this Agreement.

11.8        In the event that any of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and the parties hereto shall to the fullest extent possible modify any such provision to the extent required to carry out the general intention of this Agreement and to impart validity thereto.

11.9        No forbearance, indulgence, or relaxation or inaction by any party at any time to require performance of any provisions of this Agreement shall in any way affect, diminish or prejudice the right of a party hereto to require performance of that provision and any waiver or acquiescence by any party hereto in any breach of any provision of this Agreement shall not be construed as a waiver or acquiescence in any continuing or succeeding breach of such provision, a waiver or an amendment of the provision itself or a waiver of any right under or arising out of this Agreement or acquiescence in or recognition of rights and/or positions other than as expressly stipulated in this Agreement.

11.10      This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

CWI, INC.

By:	/s/ Brent Moody
Its:	Executive Vice President

AFFINITY GROUP, INC.

By:	/s/ Michael Schneider
Its:	President, Chief Executive Officer

FREEDOMROADS HOLDING COMPANY, LLC

By:	/s/ Marcus Lemonis
Its:	Chief Executive Officer